                                                               EXHIBIT 12.1

                     AMERICAN LAWYER MEDIA HOLDINGS, INC.
       STATEMENT OF COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES
                              (IN THOUSANDS)




                                                        FOR THE FIVE            FOR THE TWELVE
                                                        MONTHS ENDED             MONTHS ENDED
                                                      DECEMBER 31, 1997        DECEMBER 31, 1998
                                                      -----------------        -----------------
Loss from continuing operations before
   income taxes.................................         $  (7,711)                 (23,159)
                                                         ---------                  -------
Fixed charges:
Interest expense................................             2,534                   22,916
Rent expense(a).................................               261                    1,193
                                                         ---------                  -------
Total fixed charges.............................         $   2,795                   24,109
                                                         ---------                  -------
Earnings........................................         $  (4,916)                     950
                                                         ---------                  -------
                                                         ---------                  -------
Ratio of earnings to fixed charges..............            (b)                        (b)


(a) Represents one-third of rent expense which is deemed to be equivalent to an interest factor.

(b) Earnings were inadequate to cover combined fixed charges by $7,711, and $23,159 for the five months ended December 31, 1997 and the twelve months ended December 31, 1998, respectively.

                        AMERICAN LAWYER MEDIA, L.P.
       STATEMENT OF COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES
                             (IN THOUSANDS)





                                                                                               SEVEN MONTHS
                                                            YEAR ENDED DECEMBER 31,               ENDED
                                                    -------------------------------------        JULY 31,
                                                       1994           1995         1996            1997
                                                    ----------     ----------    --------      ------------
Loss from continuing operations before
   income taxes.................................    $ (10,156)     $ (10,451)    $(8,360)       $  (3,042)
                                                    ---------      ---------     --------        ---------
Fixed charges:
Interest expense................................          667          1,384        1,972            1,420
Rent expense(a).................................          432            575          586              349
                                                    ---------      ---------     --------        ---------
Total fixed charges.............................    $   1,099      $   1,959     $  2,558        $   1,769
                                                    ---------      ---------     --------        ---------
Earnings........................................    $  (9,057)     $  (8,492)    $ (5,802)       $  (1,273)
                                                    ---------      ---------     --------        ---------
                                                    ---------      ---------     --------        ---------
Ratio of earnings to fixed charges..............          (b)            (b)          (b)              (b)


------------------------
(a) Represents one-third of rent expense which is deemed to be equivalent to an interest factor.

(b) Earnings were inadequate to cover combined fixed charges by $10,156, $10,451, $8,360, and $3,042 for the years ended December 31, 1994, 1995,
     1996 and the seven months ended July 31, 1997, respectively.

                  NATIONAL LAW PUBLISHING COMPANY, INC.
       STATEMENT OF COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES
                             (IN THOUSANDS)




                                                                                               PERIOD FROM
                                                                                                JANUARY 1,
                                                            YEAR ENDED DECEMBER 31,               1997 TO
                                                    -------------------------------------       DECEMBER 21,
                                                       1994           1995         1996            1997
                                                    ----------     ----------    --------      ------------
Income (Loss) from continuing operations
   before income taxes... ......................    $   1,341      $  (2,191)    $    554        $  (2,704)
                                                    ---------      ---------     --------        ---------
Fixed charges:
Interest expense................................        4,734          5,450        6,013            5,137
Amortization of deferred financing cost.........          523          2,616          161              156
Rent expense(a).................................          382            407          415              384
                                                    ---------      ---------     --------        ---------
Total fixed charges.............................    $   5,639      $   8,473     $  6,589        $   5,677
                                                    ---------      ---------     --------        ---------
Earnings........................................    $   6,980      $   6,282     $  7,143        $   2,973
                                                    ---------      ---------     --------        ---------
                                                    ---------      ---------     --------        ---------
Ratio of earnings to fixed charges..............         1.24            (b)         1.08              (b)


------------------------
(a) Represents one-third of rent expense which is deemed to be equivalent to an interest factor.

(b) Earnings were inadequate to cover combined fixed charges by $2,191 and $2,704 for the year ended December 31, 1995 and the period from January 1, 1997 through December 21, 1997, respectively.